UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 3, 2011

Date of earliest event reported: December 31, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square

Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 31, 2010, subsidiaries of Warner Chilcott plc (the “Company”) voluntarily prepaid $500 million aggregate principal amount of the Company’s outstanding indebtedness under the Credit Agreement, dated October 30, 2009, as amended, among Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l. (the “Luxco Borrower”), Warner Chilcott Corporation and Warner Chilcott Company, LLC (the “ PR Borrower”), each an indirect subsidiary of the Company, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch as administrative agent for the lenders. More specifically, (i) the PR Borrower voluntarily prepaid in full its outstanding Term B-4 Loan in the aggregate principal amount of approximately $249 million, and (ii) the Luxco Borrower voluntarily prepaid a portion of its outstanding Term B-3 Loan in the aggregate principal amount of approximately $251 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/S/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: January 3, 2011